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EXHIBIT 10(c)(2)

Amendment to Consultant Services Agreement

        On July 24, 2001, CDEX-Inc., a Nevada corporation (the "Company"), Dynamic Management Resolutions LLC (the "Provider") and the undersigned individuals noted as "Consultant" (individually called a "Consultant" and collectively the "Consultants") entered into a Consultant Services Agreement. Section 14.6 of that Agreement provided for Amendment thereto with the written consent of all the parties. Section 14.4 provided for Assignment of the Agreement in limited circumstances.

        For good and valuable consideration, the sufficiency of which is acknowledged by all Parties to this Amendment to the Consultant Services Agreement, the undersigned being the Parties to the aforementioned Consultant Services Agreement do hereby agree to amend that Consultant Services Agreement by altering the assignment provisions of Section 14.4 to allow assignment of that Consultant Services Agreement as to each individual Consultant with the written consent of that Consultant and Company.

        Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf effective as of January 1, 2002.

By:		By:
	Wade Poteet Dynamic Management Resolutions, LLC		Malcolm H. Philips, Jr. CDEX Inc. Corp.
By:		By:
	Wade Poteet Consultant		Michael Mergenthaler Consultant
By:		By:
	Larry Spiers Consultant		Harold Cauthen Consultant

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EXHIBIT 10(c)(2) Amendment to Consultant Services Agreement